SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 13, 2000

Marketing Specialists Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-24667 (Commission file number)	04-3411833 (IRS employer identification no.)

17855 N. Dallas Parkway, Suite 200
Dallas, Texas 75287
(Address and zip code of principal executive offices)

Registrant's telephone number, including area code:
(972) 349-6200

Merkert American Corporation
490 Turnpike Street
Canton, Massachusetts 02021
(Former name and address)

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Item 5.  Other Events

          By letter dated June 7, 2000, from Richmont Capital Partners I, L.P. ("RCPI") to the Board of Directors of the Registrant, RCPI and a group of investors proposed to purchase all the outstanding shares of common stock of the Registrant for a price of $2.50 per share. RCPI, through its wholly owned subsidiary, MS Acquisition Ltd., is the beneficial owner of approximately 49 percent of the issued and outstanding shares of the Registrant. In the letter, RCPI states that its price "is fair to, and in the best interests of, the Company's stockholders. The proposed acquisition price represents a premium of nearly 150% over the closing price of the Company's common stock over the last five trading days [and] values the Company on an enterprise-value basis of nearly $350.0 million, which represents a multiple of more than seven times the Company's projected EBITDA." According to the letter, RCPI is prepared to move expeditiously to complete the transaction, and has requested a meeting with representatives of the Registrant. Each of Messrs. Rochon, Byrd and Bouras are directors of the Registrant, and Mr. Byrd is the chief financial officer of the Registrant, and all are affiliated with MS Acquisition Ltd. and RCPI.

          As discussed in a related Press Release dated June 12, 2000, the Registrant has formed a Special Committee of Disinterested Directors to review and evaluate the Richmont Capital Partners I, L.P. tender offer.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
(c)	Exhibits
The following Exhibits are filed herewith:
99.1

Press Release issued by the Registrant on June 12, 2000 announcing that it has formed a Special Committee of Disinterested Directors to review and evaluate the Richmont Capital Partners I, L.P. tender offer.

[SIGNATURE PAGE TO FOLLOW]

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKETING SPECIALISTS CORPORATION

By: /S/ TIMOTHY M. BYRD ________________________________ Timothy M. Byrd Chief Financial Officer

Date: June 13, 2000

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EXHIBIT INDEX
Exhibit Number	Description
99.1*

Press Release issued by the Registrant on June 12, 2000 announcing that it has formed a Special Committee of Disinterested Directors to review and evaluate the Richmont Capital Partners I, L.P. tender offer.

* filed herewith